                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-12

                           VESTCOM INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            -------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------

      (5)   Total fee paid:

            -------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            ------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            ------------------------------------------------------------

      (3)   Filing Party:

            ------------------------------------------------------------

      (4)   Date Filed:

            ------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                           VESTCOM INTERNATIONAL, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vestcom International, Inc. (the "Company" or "Vestcom") will be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004, on Wednesday, May 23, 2001, at 9:00 a.m., to consider and act upon the following:

      1. The election of seven directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

      2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 6, 2001 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                              By Order of the Board of Directors
                                              /s/ Sheryl Bernstein Cilenti
                                              ----------------------------------
                                              Sheryl Bernstein Cilenti
                                              Secretary

West Caldwell, New Jersey
April 19, 2001

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ADDRESSED, POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                           Vestcom international, INC.
                                5 Henderson Drive
                         West Caldwell, New Jersey 07006

                            -------------------------
                                 PROXY STATEMENT
                            -------------------------

                         Annual Meeting of Shareholders
                                  May 23, 2001

                                  INTRODUCTION

      This proxy statement is being furnished to shareholders of Vestcom International, Inc. (the "Company" or "Vestcom") on or about April 19, 2001, in connection with a solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held at 9:00 a.m. on Wednesday, May 23, 2001, at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004. At the meeting, the Board of Directors will propose that the Company's shareholders elect seven nominees to the Board of Directors of the Company to serve until the 2002 annual meeting of shareholders and until their successors are elected and qualified.

Stockholders Entitled to Vote

      Only holders of record of the Company's common stock, no par value (the "Common Stock"), at the close of business on April 6, 2001 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 9,056,806 shares of Common Stock outstanding and entitled to vote at the Annual Meeting (including voting rights attributable to the shares of a Vestcom subsidiary in Canada which are convertible into shares of Vestcom's Common Stock). Each such share is entitled to one vote.

Voting; Revocation of Proxy; Quorum and Vote Required

      A form of proxy is enclosed for use at the Annual Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR the Board's nominees for election to the Board of Directors.

      A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

Costs and Method of Solicitation

      Solicitation of proxies may be made by directors and officers of the Company by mail, telephone, facsimile transmission or other electronic media and in person. No additional compensation will be paid for any such services. The entire cost of soliciting proxies will be borne by the Company.

      Upon request, the Company will reimburse the reasonable fees and expenses of banks, brokers, custodians, nominees and fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

Principal Stockholders

      Based upon information available to the Company, the only shareholders known by the Company to beneficially own more than 5% of the outstanding Common Stock as of April 6, 2001 are (i) Joel Cartun, (ii) Brookside Capital Partners Fund, L.P. ("Brookside"), (iii) Gary J. Marcello, (iv) Dimensional Fund Advisors Inc. ("Dimensional"), and (v) R-Squared Limited, TimeTrust, Inc. and Harish K. Chopra (the "Chopra Group"). For information concerning the holdings of Mr. Cartun, see "Security Ownership of Management." Pursuant to filings made by the respective holders with the SEC, Gary Marcello, Brookside, Dimensional and the Chopra Group owned the following number of shares of the Company's Common Stock as of April 6, 2001:

                                                                      Percent of
Name and Address of Beneficial Owner    Shares Beneficially Owned        Class

Brookside Capital Partners Fund, L.P.         1,150,700(A)              12.71%
Two Copley Place
Boston, Massachusetts  02116

Gary J. Marcello                                875,890(B)               9.67%
1 Spruce Street
Dover, New Jersey  07801

Dimensional Fund Advisors Inc.                  729,300(C)               8.05%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Harish K. Chopra                                724,601(D)               8.00%
TimeTrust, Inc.
1455 Frazee Road, Suite 420
San Diego, California  92108

---------------------
(A) Brookside has indicated in its filing with the SEC that it has the sole power to vote and dispose of these shares.

(B) Includes 341,338 shares with respect to which Mr. Marcello has sole voting and sole dispositive power and 534,552 shares with respect to which Mr. Marcello shares voting and dispositive power.

(C) Dimensional has indicated in its filing with the SEC that it has the sole power to vote and dispose of these shares.

(D) TimeTrust, Inc. has the sole voting power and the sole dispositive power with respect to 99,100 shares of Common Stock. Harish K. Chopra has the sole voting power and the sole dispositive power with respect to 625,501 shares of Common Stock. Mr. Chopra is the President of TimeTrust, Inc. The applicable SEC filing states that by virtue of its position as a 85.7% shareholder of TimeTrust, Inc., R-Squared Limited may be deemed to be an indirect beneficial owner of the 99,100 shares held by TimeTrust, Inc. R-Squared Limited's address is P.O. Box 1586 GT, Cardinal Avenue, George Town, Grand Cayman, British West Indies.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. These persons are also required by federal securities regulations to give Vestcom copies of those reports. The Company is required to disclose any failures to file such reports on a timely basis. Based solely on a review of the copies of the reports furnished to the Company, the Company believes that during 2000, all applicable filing requirements were satisfied on a timely basis, except that Stephen Bova (a director of the Company) failed to file on a timely basis a report disclosing a purchase of stock that occurred in March 2000, Fred Lafer (a director of the Company) failed to file on a timely basis a report disclosing a sale of shares by his family trust that occurred in December 2000 and Robert Levenson (a director of the Company) failed to file on a timely basis a report disclosing a sale of shares that occurred in November 1999. These late filings were inadvertent, and the required filings were made promptly after noting the failures to file.

                              ELECTION OF DIRECTORS

Board of Directors' Nominees

         The holders of Vestcom's Common Stock will elect seven directors at the Annual Meeting, each of whom will be elected for a one year term. Unless a stockholder either indicates "withhold authority" on his proxy card or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

         The Company's by-laws provide that the Board of Directors will consist of not less than one nor more than 21 members, the actual number to be determined by the Board from time to time. The Board currently consists of seven members.

         The table below sets forth the names and ages (as of April 1, 2001) of each of the nominees, the other positions and offices presently held by each such person within the Company, the period during which each such person has served on the Board of Directors of the Company, the expiration of their respective terms if elected and the principal occupations and employment of each such person during the past five years. In each instance in which dates are not provided in connection with a nominee's business experience, such nominee has held the position indicated for at least the past five years.

                              Expiration
                     Director   of Term
   Name and Age       Since    if Elected      Business Experience

Joel Cartun, 61        1996      2002       Chairman of the Board of Vestcom
                                            (August 1997 to present); Chief
                                            Executive Officer of Vestcom (from
                                            Vestcom's incorporation in September
                                            1996 to May 2000); President of
                                            Vestcom (from Vestcom's
                                            incorporation in 1996 to March
                                            1999); Chief Executive Officer of
                                            Comvestrix Corp. (now known as
                                            Vestcom Mid-Atlantic, Inc. ("VMA"))
                                            (from its incorporation in 1969 to
                                            present); President of VMA (1969 to
                                            October 1998).

Stephen R. Bova, 54    1997      2002       Chairman and Chief Executive Officer
                                            of IntelliMark Inc. (an IT services
                                            and staffing company, and a former
                                            subsidiary of Edgewater Technology,
                                            Inc.) (November 2000 to present);
                                            President and Chief Operating
                                            Officer of Edgewater Technology,
                                            Inc. (formerly, StaffMark, Inc.) (a
                                            provider of human resource and
                                            professional services) (September
                                            1999 to November 2000); Managing
                                            Director, International Operations,
                                            Intelligroup, Inc. (a computer
                                            services company) (January 1999 to
                                            November 1999); President of the
                                            Global Banking Division of
                                            Electronic Data Systems Corporation
                                            (a provider of technical and
                                            information services) (November 1996
                                            to December 1998); President of the
                                            Global Financial Division of Alltel
                                            Information Services, Inc. (a
                                            provider of software and information
                                            services) (prior years to November
                                            1996). Mr. Bova is also a director
                                            of Edgewater Technology, Inc.

Leonard J. Fassler, 69   1997     2002      President of Sage Equities, Inc. (a
                                            private investment company) (1985 to
                                            present); Co-Chairman of Interliant,
                                            Inc. (a web-hosting company)
                                            (December 1997 to present);
                                            Co-Chairman of Vytek Wireless, Inc.
                                            (a wireless integration company)
                                            (April 2000 to present); Consultant
                                            to GE Capital Information Technology
                                            Systems, Inc. (an international
                                            computer reselling and integration
                                            company affiliated with General
                                            Electric) (August 1996 to January
                                            1999); Co-Chairman of AmeriData
                                            Technologies, Inc. (an international
                                            computer integration and support
                                            company) (prior years to July 1996).

Brendan Keating, 46      1998     2002      Chief Executive Officer of Vestcom
                                            (May 2000 to present); President of
                                            Vestcom (March 1999 to present);
                                            Chief Operating Officer of Vestcom
                                            (October 1997 to present); Executive
                                            Vice President of Vestcom (October
                                            1997 to March 1999); Vice President
                                            of Bowne & Co., Inc. (a financial
                                            printing company) (1991 to October
                                            1997); Vice President of Operations
                                            of Bowne of New York City, Inc.
                                            (1985 to 1991); President of Bowne
                                            Business Communications (1993 to
                                            1995).

Robert J. Levenson, 59   1998     2002      Managing Member of Lenox Capital
                                            Group, L.L.C. (a private venture
                                            capital company) (April 2000 to
                                            present); Executive Vice President
                                            of First Data Corporation (an
                                            electronic commerce and payment
                                            services processor) (1993 to May
                                            2000). Mr. Levenson is also a
                                            director of First Data Corporation,
                                            Superior Telecom, Inc. and Emisphere
                                            Technologies, Inc.

David M. Walke, 47                2002      Co-Founder and Senior Managing
                                            Director of Morgen-Walke Associates,
                                            Inc. (a financial public relations,
                                            investor relations and corporate
                                            communications firm).


Richard D. White, 47     1997     2002      Managing Director of CIBC Capital
                                            Partners (February 1998 to present);
                                            Managing Director of CIBC
                                            Oppenheimer Corp. (successor to
                                            Oppenheimer & Co., Inc.) (prior
                                            years to February 1998). Mr. White
                                            is also a director of Midway Games
                                            Inc.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                   VOTE IN FAVOR OF THE SEVEN NOMINEES OF THE
                       BOARD OF DIRECTORS DESCRIBED ABOVE.

Board Meetings and Committees

         The Board of Directors of the Company held 12 meetings during 2000. The Board's Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company's independent accountants, met 4 times during 2000. The Audit Committee presently consists of Leonard J. Fassler, Robert J. Levenson and Richard D. White (Chairman).

         During 2000, the Board had an Annual Meeting Committee, which functioned as a Nominating Committee. The committee was composed of Robert J. Levenson and Fred S. Lafer and met 1 time in 2000. The Company's current by-laws establish formal procedures for considering nominees recommended by shareholders.

         The Board has a Compensation Committee to, among other things, administer the Company's Stock Option Plan. The Compensation Committee presently consists of Stephen R. Bova and Fred S. Lafer and held 5 meetings during 2000.

         During the year ended December 31, 2000, each member of the Company's Board of Directors was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.

Security Ownership of Management

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2001 by (i) each current director and each nominee for director of the Company; (ii) each Named Officer (as defined herein) of the Company; and (iii) all current executive officers, directors and nominees for director of the Company as a group. Unless otherwise indicated, each of the named shareholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table below to the extent that they are exercisable by May 1, 2001.

                                                                                               Shares
                                                                                         Beneficially Owned
                                 Stockholder                                          Number            Percent
                                 -----------                                          ------            -------
Joel Cartun...............................................................         1,537,498 (1)         17.0%
Brendan Keating...........................................................            93,750 (2)          1.0
Stephen R. Bova...........................................................           190,600 (3)          2.1
Leonard J. Fassler........................................................            23,500 (4)          *
Fred S. Lafer.............................................................            26,000 (5)          *
Robert J. Levenson........................................................            24,500 (6)          *
David M. Walke............................................................              -                 -
Richard D. White..........................................................            62,557 (7)          *
Michael D. Helfand........................................................            20,000 (8)          *
Sheryl B. Cilenti ........................................................            25,650 (9)          *
David Adler...............................................................            15,550 (10)         *
All current executive officers,  directors and nominees for director as a
group (11 persons)........................................................         2,019,605 (11)        21.8

---------------------
*Less than one percent.

(1) Includes 200,000 shares held by trusts for the benefit of Mr. Cartun's children. As trustee of such trusts, Mr. Cartun's wife has the right to vote and dispose of such shares.

(2)      Includes 66,250 shares issuable upon the exercise of stock options.

(3)      Includes 20,000 shares issuable upon the exercise of stock options.

(4) Includes 1,000 shares held by Mr. Fassler's wife. Mr. Fassler disclaims beneficial ownership of such shares. Also includes 20,000 shares issuable upon the exercise of stock options.

(5)      Includes 20,000 shares issuable upon the exercise of stock options.

(6)      Includes 15,000 shares issuable upon the exercise of stock options.

(7) Includes 4,261 shares held in the aggregate by CIBC World Markets. Mr. White is a Managing Director of CIBC Capital Partners, an affiliate of CIBC World Markets. Mr. White disclaims beneficial ownership of these 4,261 shares. Also includes 20,000 shares issuable upon the exercise of stock options. Pursuant to Mr. White's employment arrangement with CIBC, any economic benefit derived from these options must be contributed by him to CIBC.

(8)      Includes 10,000 shares issuable upon the exercise of stock options.

(9)      Includes 19,650 shares issuable upon the exercise of stock options.

(10)     Includes 4,550 shares issuable upon the exercise of stock options.

(11) Includes an aggregate of 195,450 shares issuable upon the exercise of stock options.


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table sets forth, for the fiscal years ended December 31, 2000, 1999 and 1998, the annual and long-term compensation of the two executive officers who served as the Company's Chief Executive Officer during 2000 and the other two executive officers of the Company at December 31, 2000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        Annual                           Long-Term
                                                                     Compensation                       Compensation
                                                ------------------------------------------------------  ------------
                                                                                                           Common
                                                                                                           Shares
                                                                                                         Subject to
Name and                                                                                   Other Annual    Options     All Other
Principal Position                               Year      Salary            Bonus        Compensation(A)  Granted  Compensation (B)
------------------                               ----      ------            -----        ---------------  -------  ----------------
Joel Cartun                                      2000   $    200,000      $       --             --             --     $      3,958
    Chairman of the Board                        1999        200,000              --             --             --            3,775
                                                 1998        196,728              --             --             --           11,481

Brendan Keating                                  2000        200,000              --             --           50,000          3,958
    President, Chief Executive Officer           1999        200,000            70,000           --           50,000          3,775
    and Chief Operating Officer                  1998        200,000            85,000           --           95,000          3,804

Michael D. Helfand(C)                            2000        200,000            70,000           --             --            2,365
    Executive Vice President,                    1999         46,154            20,000           --           50,000           --
    Chief Financial Officer and
    Treasurer

Sheryl Bernstein Cilenti                         2000        103,500(D)         25,000           --             --            1,607
    Vice President, General                      1999        122,885            20,000           --           16,000          1,558
    Counsel and Secretary                        1998        103,923            20,000           --            4,000          1,551

------------------------
(A) No Named Officer received personal benefits from the Company in excess of 10% of such individual's reported salary and bonus. Amounts below the threshold are not included in the table.

(B) For 2000, represents contributions made by the Company of $3,958 for Mr. Cartun, $3,958 for Mr. Keating, $2,365 for Mr. Helfand and $1,607 for Ms. Cilenti to the Company's 401(k) plan to match 2000 pre-tax elective deferral contributions (included under "Salary") made by such persons to such plan.

(C)  Mr. Helfand joined the Company in October 1999.

(D)  Ms. Cilenti was on a leave of absence during part of 2000.

Employment Agreements

         Mr. Cartun entered into an employment agreement with Vestcom which commenced on August 4, 1997, upon the consummation of the Company's IPO. Mr. Cartun's employment agreement terminated in August 2000. Mr. Cartun serves as Chairman at an annual base salary of $200,000.

         Mr. Keating serves as President, Chief Executive Officer and Chief Operating Officer of the Company with a current annual base salary of $300,000. The Company is required to provide Mr. Keating with four months notice prior to any termination.

         Mr. Helfand, Executive Vice President and Chief Financial Officer of the Company, entered into a letter agreement with the Company in September 1999, pursuant to which he serves as an at-will employee with a current annual base salary of $200,000. The letter agreement also provides that Mr. Helfand will be entitled to earn a bonus of up to 50% of his annual salary for 2001 based on achieving mutually agreed-upon goals and the Company's performance. Mr. Helfand is guaranteed a minimum bonus of $50,000 in 2001. Mr. Helfand's agreement provides that if he were terminated for any reason other than cause (as defined), he would be entitled to receive six months severance.

         Ms. Cilenti, Vice President and General Counsel of the Company, entered into a letter agreement with Vestcom in October 1997, pursuant to which she serves as an at-will employee. She has a current annual base salary of $140,000.

         All of the Named Officers are entitled to participate in all compensation and employee benefit plans maintained by the Company and its subsidiaries, including such bonuses as may be authorized by the Board of Directors from time to time. Each executive is also entitled to a car allowance of $850 per month.

         Each of the Named Officers has a Change in Control agreement with the Company. Pursuant to these Change in Control agreements, upon the occurrence of a "Trigger Event", the executive would be entitled to receive a lump sum payment equal to two times the sum of his or her annualized base salary immediately prior to the "Change in Control" and the annual bonus the executive received during the full fiscal year immediately prior to the Change in Control. In addition, upon a Change in Control, all stock options would immediately become vested.

         Pursuant to the Change in Control agreements, a "Change in Control" will be deemed to have occurred if (a) any person acquires 40% or more of the total voting power of the Company's then outstanding securities, (b) in general, over 50% of the composition of the Board of Directors changes without the approval of the existing directors, (c) there is a merger or reorganization of the Company after which less than 75% of the voting power of the surviving entity is owned by holders of the Company's securities prior to the transaction, or (d) the shareholders of the Company approve a plan of complete liquidation.

         A "Trigger Event" means either (i) termination of the executive's employment at any time from the effective date of a Change in Control until 12 months after the Change in Control (other than for cause and including a termination by the executive for Good Reason (as defined)), or (ii) a failure, upon a Change in Control, of the Company or a successor to continue the executive's employment for at least 12 months with a salary and bonus at least equal to what the executive received immediately prior to the Change in Control, or (iii) a failure, upon a Change in Control, for the executive's employer to be a public company, or (iv) the executive's termination of employment after failure of the Company or any successor to acknowledge upon request the obligations set forth in the executive's employment agreement and Change in Control agreement.

Stock Options

         The following table contains information regarding the grant of stock options to the Named Officers during the year ended December 31, 2000. In addition, in accordance with rules adopted by the SEC, the following table sets forth the hypothetical gains or "option spreads" that would exist for the respective options assuming rates of annual compound price appreciation in the Company's Common Stock of 5% and 10% from the date the options were granted to their final expiration date.

                        OPTION GRANTS IN LAST FISCAL YEAR
                              Individual Grants (A)

                                                                                                              Potential
                                                                                                          Realizable Value
                             Number of Common       % of Total                                            at Assumed Annual
                                  Shares          Options Granted                                           Rates of Stock
                            Underlying Options    to Employees in    Exercise Price                       Price Appreciation
Name                             Granted            Fiscal 2000     Per Share ($/sh.)  Expiration Date     for Option Term
----                        ------------------    ---------------   -----------------  ---------------  --------------------
                                                                                                           5%          10%
                                                                                                        --------    --------
Joel Cartun..................         --                  --                  --              --           --           --
Brendan Keating..............       50,000                38%              $4.00            6/13/10     $125,780    $318,750
Michael D. Helfand...........         --                  --                  --              --           --           --
Sheryl Bernstein Cilenti.....         --                  --                  --              --           --           --

-----------
(A) The options granted to Mr. Keating were granted under the Company's 1997 Equity Compensation Program (the "Stock Option Plan"). Options generally are granted at exercise prices equal to the fair market value of the Common Stock on the grant date and typically vest in 20% increments commencing one year after the date of grant. The committee which administers the Stock Option Plan may accelerate the vesting of any option upon the occurrence of a change in control event (as defined in the Stock Option Plan).

         During 1998, the Company canceled options previously granted to Mr. Keating and granted new options to him. The following table provides certain information with respect to these "repricings". No other repricings have occurred.

                       Ten Year Option/SAR Repricings (A)

                                                                                                              Length of
                                          Number of           Market                                           Original
                                          Securities         Price of          Exercise                      Option Term
                                          Underlying         Stock at          Price at                       Remaining
                                            Options           Time of           Time of          New          at Date of
                                          Repriced or       Repricing or      Repricing or     Exercise      Repricing or
         Name                  Date        Amended(#)       Amendment($)      Amendment($)      Price($)       Amendment
         ----                  ----       -----------       ------------      ------------     ---------       ---------

Brendan Keating...........   08/12/98       100,000             $8.25            $21.625         $8.25          9 years
   President and Chief
   Operating Officer

--------------------
(A) On August 12, 1998, options covering 100,000 shares of Common Stock granted to Mr. Keating in 1997 at an exercise price of $21.625 were canceled. Also on August 12, 1998, Mr. Keating was granted options to purchase 60,000 shares at an exercise price of $8.25 per share, the then current market price. On March 16, 1998, Mr. Keating was granted options covering 35,000 shares at an exercise price of $10.125 per share.

         No stock options were exercised by the Named Officers during the year ended December 31, 2000. The following table provides information concerning the number of shares of the Company's Common Stock covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 2000. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise prices of existing options and $1.813, the closing sale price of the Company's Common Stock on December 29, 2000, the last trading day of the year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                                         Number of Shares
                                   Number of                          Underlying Unexercised         Value of Unexercised
                                Shares Acquired      Value                  Options at              In-the-Money Options at
                                 on Exercise(#)    Realized ($)            Year-End (#)                  Year-End ($)
                                 --------------    ------------            ------------                  ------------

                                                                Exercisable    Unexercisable      Exercisable    Unexercisable
                                                                -----------    -------------      -----------    -------------
Joel Cartun..................          --             --               --             --               --             --
Brendan Keating..............          --             --           66,250          128,750             --             --
Michael D. Helfand...........          --             --           10,000           40,000             --             --
Sheryl Bernstein Cilenti.....          --             --           19,650           15,350             --             --


Arrangements with Directors

         Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives an annual retainer of $12,000 and an additional fee of $1,000 for each day's attendance at a Board of Directors meeting and/or committee meeting. Under the Company's Stock Option Plan, each non-employee director also receives options to acquire 12,000 shares of Common Stock at the beginning of his or her first year of service as a director, and options covering 12,000 shares of Common Stock for each year of service thereafter. The options become fully exercisable one year after the date of grant. Directors of the Company are entitled to reimbursement for out-of-pocket expenses incurred in their capacity as directors of the Company.

Compensation Committee Report on Executive Compensation

         Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies regarding executive compensation, the following is a report of the Compensation Committee of the Board of Directors regarding compensation policies as they affect the Named Officers.

         The Compensation Committee views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit program. The current compensation element focuses upon the executive officer's salary and is designed to provide competitive reimbursement for services rendered. The Company's standard benefit package consists primarily of the matching portion of the Company's 401(k) plan, health insurance benefits and eligibility for annual bonuses based upon performance of the specific individual and the Company. The long-term benefit element is reflected in the grants of stock options.

         Stock options granted to executive officers of the Company have been granted at a price equal to fair market value on the date of grant. Accordingly, such options will gain appreciable value if, and only if, the market value of the Common Stock increases. The Compensation Committee believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company's performance and to assure continued affiliation with the Company.

         Mr. Cartun did not receive any increase in salary in 2000. During 2000, Mr. Cartun's corporate responsibilities changed when Mr. Keating assumed the position of Chief Executive Officer. Mr. Keating received stock options in 2000 to reward him for his individual performance and his increased responsibilities as Chief Executive Officer of Vestcom. Mr. Keating did not receive a bonus for 2000 since the Company's earnings did not meet a predetermined threshold amount. Mr. Helfand and Ms. Cilenti each received a bonus for 2000 to reward them for their individual performance and contributions to the Company. The Compensation Committee has indicated that they would reward the Named Officers with greater bonuses if the Company's performance improved.

         All of the Named Officers have change in control agreements which contain identical terms. The Compensation Committee thought it was important for the Company to enter into these arrangements in order to provide security to these officers in the event of a change in control (as defined), to promote their continued affiliation with the Company and to protect both the Company and the shareholders by assuring continuity during a transition period related to any change in control.

         The Compensation Committee believes that an appropriate compensation program can help in promoting strong earnings performance if it reflects an appropriate balance between providing current rewards to executive officers while at the same time effectively controlling cash compensation costs. It is the Committee's objective to continue monitoring the Company's compensation program to assure that this balance is maintained.

                               By: Stephen R. Bova
                                   Fred S. Lafer

Audit Committee Matters

         Audit Committee Charter. The Audit Committee has adopted a charter which is attached to this Proxy Statement as Appendix A.

         Independence of Audit Committee Members. The Company's Common Stock is listed on the Nasdaq National Market and Vestcom is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be "independent directors" pursuant to the definition contained in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace rules.

         Audit Committee Report. In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2000:

     (1) the Audit Committee reviewed and discussed the audited financial statements with the Company's management;

     (2) the Audit Committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61;

     (3) the Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence; and

     (4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2000 Annual Report on Form 10-K.

By:      The Audit Committee of the Board of Directors

         Leonard J. Fassler
         Robert J. Levenson
         Richard D. White

Audit Fees and Related Matters

         Audit Fees. The Company was billed $325,000 for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during 2000.

         Financial Information Systems Design Implementation Fees. The Company was billed $0 for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) rendered by the Company's principal accountant during the year ended December 31, 2000.

         All Other Fees. The Company was billed $26,000 for non-audit services (other than the non-audit services described above) rendered by the Company's principal accountant during the year ended December 31, 2000.

         Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of the Company's principal accountant.

         Of the time expended by the Company's principal accountant to audit the Company's financial statements for the year ended December 31, 2000, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

Shareholder Return Comparison

         Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the NASDAQ Market Index and a Peer Group consisting of FYI Incorporated, Lason Inc. and Ikon Office Solutions, Inc. for the period from July 30, 1997 (the date the Company's Common Stock first began trading on the Nasdaq National Market) (July 30, 1997 = 100) through December 31, 2000. The Company's management considers the companies included in the Peer

Group to be those companies whose primary businesses were most similar to the business of the Company. The performance of the Company's Common Stock reflected below is not necessarily indicative of future performance.


                 COMPARISON OF TOTAL RETURN SINCE JULY 30, 1997
                 AMONG VESTCOM INTERNATIONAL, INC. COMMON STOCK,
                       NASDAQ MARKET INDEX AND PEER GROUP

                                     7/30/97        12/31/97         12/31/98        12/31/99        12/31/00
                                     -------        --------         --------        --------        --------
     Vestcom International, Inc.       100.00         137.69            55.38            21.54         11.16

     Peer Group                        100.00          96.98            45.91            31.57         16.74

     Nasdaq Market Index               100.00          98.95           139.38           246.14        154.71

                     Assumes $100 invested on July 30, 1997
                           Assumes dividend reinvested
                       Fiscal Year Ended December 31, 2000

Compensation Committee Interlocks and Insider Participation

         Compensation decisions are made by the members of the Compensation Committee. During the fiscal year ended December 31, 2000, Stephen R. Bova and Fred S. Lafer served as members of the Compensation Committee. Neither Mr. Lafer nor Mr. Bova has ever served as an employee or officer of Vestcom or any of its subsidiaries.

Certain Transactions

         Joel Cartun, Vestcom's Chairman of the Board, has a 50% interest in the partnership which owns the property previously used by Vestcom and VMA in Lyndhurst, New Jersey. The partnership leases the property to VMA, pursuant to a lease which expires in May 2001. VMA's related party rent expense for this property for 2000 was approximately $553,000.

         In 2000, Vestcom entered into an arrangement with Interliant, Inc. whereby Vestcom utilizes Interliant's technology hosting and related services. During 2000, Vestcom paid Interliant approximately $113,000 for such services. Leonard Fassler, a member of Vestcom's Board of Directors, is a co-chairman of Interliant. Vestcom believes the arrangement to be on fair market terms.

         In August 1999, Vestcom entered into an agreement with CIBC World Markets for advisory services. During 2000, Vestcom paid CIBC World Markets a total of approximately $104,000 for advisory services and related fees and expenses under this agreement. In August 2000, the Company terminated its agreement with CIBC World Markets. However, certain provisions of the agreement extend for a period of one year beyond the termination date. Richard D. White, a director of Vestcom, is Managing Director of CIBC Capital Partners, an affiliate of CIBC World Markets.

Company Policy

         Future transactions with affiliates of the Company are anticipated to be minimal, are generally required to be approved by the Fairness Committee of the Board of Directors and by a majority of the full Board of Directors, and will be made on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has been selected as the Company's independent accountants for 2001. Arthur Andersen LLP has served as the Company's independent accountants since Vestcom's incorporation in September 1996. Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the shareholders.

                                  OTHER MATTERS

         At the time that this proxy statement was mailed to shareholders, management was not aware that any matter other than the election of directors would be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

         If a shareholder intends to present a proposal at the 2002 Annual Meeting of Shareholders, the proposal must be received by the Company in writing no later than December 20, 2001 in order for such proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for next year's meeting, and by January 19, 2002 in order for the proposal to be considered at next year's Annual Meeting (but not included in the proxy statement for such meeting).

                                   By Order of the Board of Directors

                                   /s/ Sheryl Bernstein Cilenti
                                   ------------------------------------
                                   Sheryl Bernstein Cilenti, Secretary

Dated:  April 19, 2001


         A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE (EXCLUDING EXHIBITS) WITHOUT COST TO SHAREHOLDERS UPON WRITTEN REQUEST MADE TO INVESTOR RELATIONS, VESTCOM INTERNATIONAL, INC., 5 HENDERSON DRIVE, WEST CALDWELL, NEW JERSEY 07006.

                                                                      Appendix A

                           VESTCOM INTERNATIONAL, INC.
                             AUDIT COMMITTEE CHARTER

         The Audit Committee is appointed by the Board of Directors of Vestcom International, Inc. ("Vestcom") to assist the Vestcom Board in monitoring (a) the integrity of the financial statements of Vestcom and its subsidiaries (the "Company") and (b) the independence of performance of the Company's external and, if applicable, internal auditors.

         The members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc., subject to such qualifications and exceptions as may be permitted by such requirements. The members of the Audit Committee shall be appointed from time to time by the Vestcom Board. The Vestcom Board reserves the right to amend, modify or replace this Charter in its discretion.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company, the Company's outside counsel or independent auditor to attend meetings of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

         The primary goals of this Charter are to specify the following:

o the scope of the Audit Committee's responsibilities and the approaches to be used in carrying out those responsibilities, including structure, processes and membership requirements;

o the Audit Committee's responsibility for (a) insuring its receipt from the Company's outside auditor of a formal written statement delineating all relationships between such auditor and the Company, consistent with Independence Standards Board Standard No. 1, (b) actively engaging in a dialogue with such auditor with respect to any disclosed relationships or services that may impact the objectivity and the independence of the auditor and (c) taking, or recommending that the Vestcom Board take, appropriate action to oversee the independence of the outside auditor; and

o the outside auditor's ultimate accountability, to the Vestcom Board and the Audit Committee, as representatives of the shareholders of Vestcom and the ultimate authority and responsibility of the Vestcom Board and/or the Audit Committee to select, evaluate and, where appropriate, replace the outside auditor (or, if applicable, to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

To the extent any statement set forth below is inconsistent with the three principles set forth above, the three principles set forth above shall govern.

         The Audit Committee shall make regular reports to the Vestcom Board, as required by the New Jersey Business Corporation Act.

         The Audit Committee shall:

         1. Receive from the Company's outside auditor a formal written statement delineating all relationships between such auditor and the Company, consistent with Independence Standards Board Standard No. 1.

         2. Engage in dialogue with the Company's outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of such firm.

         3. Recommend to the Vestcom Board appropriate actions to ensure the independence of the Company's outside auditor.

         4. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Vestcom Board for approval.

         5. Review the annual audited financial statements with management, including (a) major issues regarding accounting and auditing principles and practices and (b) the adequacy of internal controls that could significantly affect the Company's financial statements.

         6. Review analyses (when submitted to the Audit Committee) prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors (if any) or management.

         8. Appoint the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's shareholders.

         9.       Approve the fees to be paid to the independent auditor.

         10. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with such auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of such auditor.

         11. Evaluate together with the Vestcom Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Vestcom Board replace the independent auditor.

         12. Review the appointment and replacement of the internal auditor, if any.

         13. Review the significant reports to management prepared by the internal auditor, if any, and management's responses.

         14. Meet with the independent auditor prior to the year-end audit to review the planning and staffing of the audit.

         15. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         16. Review with the independent auditor any material problems or difficulties the auditor may have encountered during an audit; review any management letter provided by the auditor and the Company's response to that letter. Such review should include:

                  (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

                  (b) any changes required in the planned scope of the internal audit; and

                  (c) the responsibilities, budget and staffing of the internal audit function, if any.

         17. Prepare the report when and as required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         18. Meet at least annually with Vestcom's chief financial officer, the internal auditor (if any) and the independent auditor in separate executive sessions.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                           VESTCOM INTERNATIONAL, INC.
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS.
                                  May 23, 2001

         The undersigned hereby appoints Joel Cartun, Brendan Keating and Michael D. Helfand, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on May 23, 2001, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

         The Board of Directors recommends a vote "FOR" the Board's nominees for Director.

         1.       Election of the Board's nominees for Director.

o     FOR ALL NOMINEES LISTED BELOW    o     WITHHOLD AUTHORITY TO VOTE FOR ALL
                                             NOMINEES LISTED BELOW

            Nominees: Joel Cartun, Stephen R. Bova, Leonard J. Fassler, Brendan
                      Keating, Robert J. Levenson, David M. Walke and Richard D. White.

         INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee's name in the space provided below.
-------------------------------------------------------------------------------
         2. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                Dated:  _________________, 2001

                                                Signed:

                                                -------------------------------

                                                -------------------------------

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.